Exhibit 99.1

SPARK NETWORKS® APPOINTS ROBERT O’HARE AS CFO

LOS ANGELES, Calif., February 12, 2015 — On February 12, 2015, Spark Networks, Inc. (NYSE MKT: LOV) (the “Company”) announced the appointment of Robert O’Hare as Chief Financial Officer, effective March 1, 2015. Mr. O’Hare will report to CEO, Michael Egan and will have responsibility for the Company’s global financial operations.  Brett Zane, after having made significant contributions as CFO since 2007, will work closely with Mr. O’Hare to ensure a seamless transition.  Mr. Zane will leave the Company on March 11, 2015.

“Rob is an accomplished professional with significant financial and operational expertise and will be an exceptional addition to our team,” said Michael Egan, Chief Executive Officer. “Rob has his finger on the pulse of financial and strategic issues affecting disruptive mobile and online businesses.  He will be a critical asset in driving the utilization of data and business intelligence to capture our highest-potential growth opportunities.  We thank Brett for his dedicated service to the Company and wish him the very best in his future endeavors.”

Mr. O’Hare said, “I am honored and delighted to serve as Chief Financial Officer for Spark, one of the internet’s premier online dating companies since 1997. Now is an exciting time in the evolution of the Company, and I’m looking forward to leveraging my experience with highly successful, fast growing companies to bolster Spark’s on-line communities.”

Mr. O’Hare is joining the Company from Square, Inc., where he served as Corporate Finance & Investor Relations Lead since 2013.  From 2010 to 2013, he served as Director of Financial Planning & Analysis at Pandora Media, Inc. He worked as an investment professional with Spectrum Equity Investors and Spitfire Capital and began his career in investment banking at Thomas Weisel Partners.

Mr. O’Hare received his B.S. from Georgetown University and is a CFA charterholder.

Safe Harbor Statement:

This press release contains forward-looking statements. Any statements in this news release that are not statements of historical fact may be considered to be forward-looking statements. Written words, such as “may,” “will,” “expect,” “believe,” “anticipate,” “estimate,” “intends,” “goal,” “objective,” “seek,” “attempt,” or variations of these or similar words, identify forward-looking statements. By their nature, forward-looking statements and forecasts involve risks and uncertainties because they relate to events and depend on circumstances that will occur in the near future. There are a number of factors that could cause actual results and developments to differ materially, including, but not limited to our ability to: attract members; convert members into paying subscribers and retain our paying subscribers; develop or acquire new product offerings and successfully implement and expand those offerings; keep pace with rapid technological changes; maintain the strength of our existing brands and maintain and enhance those brands; continue to depend upon the telecommunications infrastructure and our networking hardware and software infrastructure; identify and consummate strategic acquisitions and integrate acquired companies or assets; obtain financing on acceptable terms; and successfully implement both cost cutting initiatives and our current long-term growth strategy. For a discussion of these and further risks and uncertainties, please see our filings with the Securities and Exchange Commission. We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any reports, statements or other information that we file at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C., 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Our public filings with the SEC also are available from commercial document retrieval services and at the Web site maintained by the SEC at http://www.sec.gov.

About Spark Networks, Inc.:

The Spark Networks portfolio of consumer Web sites includes, among others, JDate®.com (www.jdate.com), ChristianMingle®.com (www.christianmingle.com), Spark®.com (www.spark.com), BlackSingles.com®(www.blacksingles.com), and SilverSingles®.com (www.silversingles.com).

For More Information

Investors:	Regina Jaderstrom
+1-310-893-0550
rjaderstrom@spark.net